Exhibit 99.1

OPENWAVE ANNOUNCES PRELIMINARY FOURTH QUARTER RESULTS

Lower Than Expected Revenue Accompanied by Strong Bookings; Systems Deal Closed

REDWOOD CITY, Calif. — July 6, 2006 — Openwave Systems Inc. (Nasdaq: OPWV), the leading provider of open software products and services for the communications industry, today announced that, for the fiscal fourth quarter ended June 30, 2006, revenues are expected to be approximately $90 million to $92 million. The company expects a net loss on a GAAP basis to be approximately $0.13 to $0.14 per share, and non-GAAP net income to be approximately breakeven. Bookings are expected to be approximately $122 million for the quarter.

“While the results for the quarter are disappointing, overall the company has delivered a solid financial year,” said David Peterschmidt, president and CEO, of Openwave. “During the quarter we signed a significant systems deal, made progress on decreasing receivables, and recorded strong bookings. We continue to see customer momentum worldwide and are confident in our strategy as we enter fiscal 2007”

For the fiscal year 2006, Openwave expects to report approximately $410 million in revenue, which represents approximately a 7% increase from fiscal year 2005. Net loss on a GAAP basis is expected to be approximately $0.03 per share for the fiscal year, which represents an improvement of 97% from fiscal year 2005. Net income on a non-GAAP basis for the fiscal year 2006 is expected to be approximately $0.55 per share, compared with $0.32 in the prior year, which represents an increase of 72%.

The results announced today are preliminary and subject to change.

Conference Call Information

Openwave has scheduled a 45 minute conference call at 8:30 a.m. eastern time today to discuss its preliminary results for its fiscal fourth quarter ended June 30, 2006 and to provide guidance for fiscal year 2007. Interested parties may access the conference call over the Internet through the Company’s web site at www.openwave.com or by telephone at (877) 502-9272 or (913) 981-5581 (international). A replay of the conference call will be available for one week beginning at approximately 11:30 a.m. eastern time today by calling (888) 203-1112. The replay can be accessed internationally by calling 719-457-0820. Reservation number: 1442017.

A webcast of the call will also be available on the Quarterly Earnings section of Openwave’s website at http://investor.Openwave.com/medialist.cfm for at least 12 months.

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About Openwave

Openwave Systems Inc. (Nasdaq: OPWV) is the leading independent provider of open software products and services for the communications industry. Openwave’s breadth of products, including mobile phone software, multimedia messaging software (MMS), email, location and mobile gateways, along with its worldwide expertise enable its customers to deliver innovative and differentiated data services. Openwave is a global company headquartered in Redwood City, California. For more information please visit www.openwave.com.

Non-GAAP Measure

The company’s stated results include a non-GAAP measure, non-GAAP net income, which excludes amortization of intangibles, stock-based compensation, impairment charges, acquisition-related costs and restructuring and related costs from GAAP net income (loss). Management believes the presentation of this non-GAAP information may be useful to investors because the Company has historically provided this or similar information and understands that some investors find it helpful in analyzing the Company’s expenses and comparing them to the expenses of the Company’s competitors or others. Management uses this non-GAAP information, along with GAAP information, in evaluating the Company’s historical and projected operating results, primarily with a view to assessing ongoing expenses exclusive of specific, non-recurring transactions, as may be the case with our gain on sale of technology, restructuring and acquisition-related costs. Management uses the operating results exclusive of our equity-based compensation expense to compare our performance with the Company’s competitors or others. Management does so, in part, because of the divergence of opinion as to the best accounting method of equity compensation, notwithstanding the adoption of FAS 123R.

This non-GAAP information is not prepared in accordance with generally accepted accounting principles and may differ from the non-GAAP information used by other companies. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP information. In this regard, while some transactions causing the non-GAAP expenses are non-recurring, the Company in the future may effect new transactions, such as acquisitions or restructurings that will trigger similar expenses. Moreover, the Company expects in the future to incur additional equity-based compensation pursuant to FAS 123R as outstanding stock options and restricted stock continue to vest and as a result of the granting of additional equity compensation. For these reasons, our non-GAAP information may not be as useful to investors as the GAAP information also provided.

Cautionary Note Regarding Forward Looking Statements

This release and the scheduled conference call contain forward-looking statements relating to expectations, plans, prospects, or financial results for Openwave Systems Inc. that are based upon the current expectations and beliefs of Openwave’s management and are subject to certain risks and uncertainties that could cause

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actual results to differ materially from those described in the forward-looking statements. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Openwave does not expect to, and disclaims any obligation to, update such statements. Openwave, however, reserves the right to update such statements or any portion thereof at any time for any reason.

In particular, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (a) the financial results announced above are preliminary and may change in accordance with our revenue recognition and other accounting policies; (b) the ability and timing to close deals in our pipeline; (c) the ability to realize our strategic objectives by taking advantage of market opportunities in the Americas, Europe, the Middle East, and Asia; (d) the ability to make changes in business strategy, development plans and product offerings to respond to the needs of our current, new and potential customers, suppliers and strategic partners; (e) general risks associated with the development and licensing of software, including potential delays in software development, technical difficulties that may be encountered in the development or use of our software, and potential infringement claims by third parties; (f) the willingness of communication service providers to invest and improve their data networks; and (g) the ability to successfully manage and integrate Musiwave’s operations and employees, to successfully retain Musiwave’s existing customers, and to continue to grow the Musiwave customer base and revenue in accordance with projections

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006, and any subsequently filed reports. All documents also are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Openwave’s Web site at www.openwave.com

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© 2006 Openwave and the Openwave logo are trademarks and/or registered trademarks of Openwave Systems Inc.

INVESTOR CONTACTS:	MEDIA CONTACTS:

Mike Bishop Director Investor Relations Openwave Systems Inc. (650) 480-4461 investor@openwave.com	Hannah Summers Director, Public Relations Openwave Systems Inc. (650) 480-7119 Hannah.summers@openwave.com

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